Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Chief Executive Officer, and Alena Umnova, Chief Financial Officer of Eagle Point Institutional Income Fund (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Principal Executive Officer	Principal Financial Officer
Eagle Point Institutional Income Fund	Eagle Point Institutional Income Fund

/s/ Thomas P. Majewski	/s/ Alena Umnova

Thomas P. Majewski	Alena Umnova

Date: March 4, 2026	Date: March 4, 2026

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.